Exhibit 16.1

July 12, 2024

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

We have read the statements made by Western Acquisition Ventures Corp. included under Item 4.01 of its Form 8-K dated July 12, 2024. We agree with the statements concerning our Firm under Item 4.01. We are not in a position to agree or disagree with other statements contained therein

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Very truly yours,

Marcum LLP

Boston, MA

Marcum llp / 53 State Street / 17th Floor / Boston, MA 02109 / Phone 617.807.5000 / marcumllp.com